EXHIBIT 21.1

List of Subsidiaries of TerrAscend Corp.

Subsidiary	State Or Other Jurisdiction Of Incorporation Or Organization
13172104 Canada Inc.	Canada
TerrAscend Canada Inc.	Ontario
13283941 Canada Inc.	Canada
Solace Health Network Inc.	Canada
TerrAscend Medical Holdings Inc.	Canada
2627685 Ontario Inc.	Ontario
2151924 Alberta Ltd.	Alberta
2671983 Ontario Inc.	Ontario
Solace Rx Inc.	Ontario
Ascendant Laboratories Inc.	Ontario
TerrAscend USA, Inc.	Delaware
TerrAscend America, Inc.	Delaware
Arise Bioscience, Inc.	Delaware
WDB Holding PA, Inc.	Delaware
WDB Holding NV, Inc.	Delaware
WDB Holding CA, Inc.	Delaware
WDB Management CA LLC	California
WDB Holding MI, Inc.	Delaware
Well and Good, Inc.	Delaware
BTHHM Berkeley, LLC	California
PNB Noriega LLC	California
V Products, LLC	California
Ilera Healthcare LLC	Pennsylvania
Ilera Dispensing LLC	Pennsylvania
IHC Real Estate GP, LLC	Delaware
IHC Real Estate LP	Delaware
Ilera Security LLC	Pennsylvania
235 Main Street Mercersburg LLC	Pennsylvania
Ilera InvestCo I, LLC	Pennsylvania
Ilera Dispensing 2 LLC	Pennsylvania
Ilera Dispensing 3 LLC	Pennsylvania
WDB Holding GA, Inc.	Georgia
Aspire Medical Partners, LLC	Georgia
WDB Holding MD, Inc.	Maryland
HMS Health, LLC	Maryland
HMS Processing LLC	Maryland
HMS Hagerstown, LLC	Delware
TerrAscend Utah, LLC	Utah
TerrAscend NJ LLC	New Jersey
Apothecarium Caring Project LLC	California
Oxnard Caring Project LLC	California
Capitola Caring Project, LLC	California
ABI SF LLC	California
RHMT, LLC	California
Deep Thought LLC	California
Howard Street Partners, LLC	California
IHC Management LLC	Delaware
GuadCo LLC	Pennsylvania
KCR Holdings LLC	Pennsylvania
PA Store 299 LLC	Delaware